Exhibit 10.25.1.1

                                                                 EXECUTION COPY


                             AMENDMENT NO. 3 TO
                INTERIM INDEPENDENT SYSTEM OPERATOR AGREEMENT

     This Amendment No. 3 to Interim Independent System Operator Agreement (this "Amendment") is made and entered into as of this 30th day of April, 2002 by and between the entities which are the participants in the New England Power Pool pursuant to the Restated New England Power Pool Agreement dated as of September 1, 1971, as amended and restated to date ("Restated NEPOOL Agreement"), acting herein by and through the NEPOOL Participants Committee, as successor to the NEPOOL Management Committee (collectively, the "NEPOOL Participants" or "NEPOOL"), on the one hand, and ISO New England Inc. (the "ISO", and together with the NEPOOL Participants, the "Parties"), on the other.

     WHEREAS, the NEPOOL Participants and the ISO are parties to that certain Interim Independent System Operator Agreement dated as of July 1, 1997
(the "ISO Agreement"); and

     WHEREAS, the term of the ISO Agreement expires on June 30, 2002; and

     WHEREAS, the NEPOOL Participants and the ISO desire to extend the term of the ISO Agreement;

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the NEPOOL Participants and the ISO agree as follows:

1. Amendment of Section 3. The heading of Section 3 of the ISO Agreement is amended to read "Term; Automatic Extension; Additional Modifications" and
Section 3 is replaced in its entirety so that it reads as follows:

     3.   TERM; AUTOMATIC EXTENSION; ADDITIONAL MODIFICATIONS

          3.1 Term. The term of this Agreement shall begin on the Effective Date and (subject to the provisions of Section 3.2 concerning automatic extension) shall continue until March 31, 2003, unless this Agreement is otherwise terminated in accordance with the provisions of Section 13.

          3.2 Automatic Extension of Term. The term of this Agreement shall be automatically extended to December 31, 2003 ("Automatic Extension"), unless sooner terminated in accordance with the provisions of Section 13, subject to satisfaction on or before November 1, 2002 of the following two (2) conditions:

               (a)  The ISO has made a filing with the FERC
                    (either alone or with others) that outlines a proposed structure for a regional transmission organization ("RTO") that includes at least the NEPOOL Control Area (whether such RTO is formed through a consolidation of the New York and New England markets or otherwise). This condition will be deemed to be satisfied if such filing minimally includes the following:

                    (i) The results of the cost/benefit analysis that is being performed as of the date of this Amendment with respect to a potential combination of the New York and New England markets, and a detailed explanation of the rationale for such proposal;

                    (ii) A discussion of the proposed rights,
                         responsibilities and authorities of the
                         RTO, the customers, and any other
                         organizations that are to be
                         accommodated under the new structure
                         (e.g., an independent transmission
                         company);

                   (iii) An identification of any changes in
                         the market design in New England from
                         the NEPOOL Standard Market Design
                         proposed as of March 1, 2002;

                    (iv) A projected work plan and timeline for
                         the creation of the new RTO including
                         entities proposed to accomplish each of
                         the tasks in the work plan; and

                    (v)  A discussion of why the ISO believes
                         that the proposed RTO meets each of the
                         requirements of FERC Order No. 2000.

               (b) The NEPOOL Participants Committee has taken a vote after the ISO has filed its RTO proposal in accordance with Section 3.2(a) in which at least 50% of the aggregate Sector Voting Shares, as determined in accordance with the provisions of Section 6.9 of the Restated NEPOOL Agreement, are in favor of the Automatic Extension.

          3.3 Additional Modifications. Should the two conditions identified in Section 3.2 above not be satisfied on or before November 1, 2002, NEPOOL and the ISO undertake to agree on additional modifications to this Agreement, which modifications shall be filed with the FERC on or before February 1, 2003.

2. Continuing Effect. Except as specifically amended hereby, all terms and provisions contained in the ISO Agreement shall remain unchanged and in full force and effect.

3. Reservation of Rights. Nothing set forth in this Amendment shall be construed to alter, restrict, prejudice, or in any way be inconsistent with
(i) the rights of the NEPOOL Transmission Owners set forth in Section 17A of the Restated NEPOOL Agreement or (ii) the rights, if any, of any Party with respect to facilities which are subject to the RTO.

4. Counterparts. Two or more counterparts of this Amendment may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

5. Governing Law. This Amendment shall be governed by and enforced in accordance with the laws of the State of Connecticut.

6. Miscellaneous. Terms used in this Amendment that are not defined herein shall have the meanings ascribed to them in the ISO Agreement or the Restated NEPOOL Agreement.


             [The next page is the signature page.]

     IN WITNESS WHEREOF, the NEPOOL Participants and the ISO have caused this Amendment to be executed by their duly authorized representatives as of the date first written above.

NEPOOL PARTICIPANTS                ISO NEW ENGLAND INC.


By: /s/ Roberto R. Denis           By: /s/ G. van  Welie
Name:   Roberto R. Denis           Name:   G. van  Welie
Title:  Chairman, NEPOOL           Title:  President & CEO
        Participants Committee